               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    Ark Restaurants Corp.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                              ARK RESTAURANTS CORP.

                                 85 Fifth Avenue
                            New York, New York 10003

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on March 22, 2006

To Shareholders of
ARK RESTAURANTS CORP.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ark Restaurants Corp. (the "Company") will be held on March 22, 2006 at 10:00 A.M. at Bryant Park Grill, located at 25 West 40th Street, New York, New York, for the following purposes:

     (1)  To elect a board of eleven directors;

     (2) To ratify the appointment of J.H. Cohn LLP as independent auditors for the 2006 fiscal year; and

     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 6, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. All shareholders are cordially invited to attend.

     YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.


                                          By Order of the Board of Directors,


                                          Michael P. Buck
                                          Secretary and General Counsel

New York, New York
February 9, 2006

                              ARK RESTAURANTS CORP.

                               -------------------

                                 PROXY STATEMENT

                               -------------------

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Ark Restaurants Corp., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at Bryant Park Grill, located at 25 West 40th Street, New York, New York, at 10:00 A.M. on March 22, 2006 and at any adjournment or adjournments thereof (the "Meeting").

       If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein and if no instructions are given, will be voted (i) IN FAVOR of the nominees for election as directors, (ii) IN FAVOR of the ratification of the appointment of J.H.Cohn LLP as independent auditors for the Company for the 2006 fiscal year and (iii) in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting. Election of directors will be determined by a plurality of votes cast at the Meeting in person or by proxy. Ratification of the appointment of J.H. Cohn LLP and all other proposals to be considered at the Meeting will be determined by a majority of votes cast at the Meeting in person or by proxy.

       The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting. Such revocation will not affect any vote taken prior thereto. The mere presence at the Meeting of the person appointing a proxy will not revoke the appointment.

       The approximate date this Proxy Statement and the accompanying Proxy will first be mailed to shareholders is on or about February 9, 2006. The Company's principal executive offices are located at 85 Fifth Avenue, New York, New York 10003.

                        VOTING SECURITIES -- RECORD DATE

       Only holders of record of the Company's Common Stock at the close of business on February 6, 2006 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On January 13, 2006, 3,462,299 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information at January 13, 2006, with respect to the beneficial ownership of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group:

                               Name and Address               Amount and Nature of
                             of Beneficial Owner              Beneficial Ownership(1)    Percent of Class
                             -------------------              -----------------------    ----------------
Michael Weinstein ...........................................     1,059,498(2)             30.60%
         85 Fifth Avenue
         New York, New York 10003

Kirkwood Capital, LP ........................................       259,987(3)              7.51%
         1634 Ponce De Leon
         Atlanta, GA 30307

Bruce R. Lewin ..............................................       266,666(4)              7.70%
         1329A North Avenue
         New Rochelle, New York 10804

Vincent Pascal ..............................................        45,558(5)              1.32%
         85 Fifth Avenue
         New York, New York 10003

Robert Towers ...............................................        28,550(6)             Less than 1%
         85 Fifth Avenue
         New York, New York 10003

Steven Shulman ..............................................         9,300                Less than 1%
         One Liberty Lane
         Hampton, NH 03842

Marcia Allen ................................................             0                    0
         9601 Wilshire Boulevard
         Los Angeles, CA 90210

Edward Lowenthal ............................................         2,000                Less than 1%
         13 Ackerman Road
         Saddle River, NJ 07458

Paul Gordon .................................................        16,750(7)             Less than 1%
         85 Fifth Avenue
         New York, New York 10003

Robert Stewart ..............................................        10,050(8)             Less than 1%
         85 Fifth Avenue
         New York, New York 10003

Arthur Stainman .............................................       127,049(9)              3.67%
         320 East 72nd Street
         New York, New York 10021

Prides Capital Partners, L.L.C ..............................       515,233(10)            14.88%
         200 High Street, Suite 700
         Boston, MA 02110

Robert Thomas Zankel ........................................        20,000(11)            Less than 1%
         808 Broadway, PHB
         New York, NY 10003

Stephen Novick ..............................................             0                    0%
         110 East 59th Street
         New York, New York 10022

All directors and officers as a group (twelve persons) ......     1,585,421(12)            45.79%

--------------

(1) Except to the extent otherwise indicated, to the best of the Company's knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2) Includes 849 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power, and 111,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(3) Based upon information set forth in Schedule 13G/A filed by Kirkwood Capital, LP (the "Partnership") with the SEC on or about February 15, 2005. Kirkwood Capital, LLC (the "General Partner"), the general partner of the Partnership, may be deemed the beneficial owner of 259,987 shares, or 7.51% of the Company's outstanding Common Stock. Mr. David Rabinowitz, the managing member of the General Partner, may be deemed the beneficial owner of 259,987 shares, or 7.51% of the Company's outstanding Common Stock. Each shares the power to dispose of the 259,987 shares.

(4) Includes 1,500 shares owned by Mr. Lewin in his Individual Retirement Account ("IRA").

(5) Includes 8,750 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(6) Includes 900 shares owned by Mr. Tower's spouse in her IRA and 8,750 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(7) Shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(8) Includes 8,750 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

(9) Includes 11,800 shares owned by Mr. Stainman's spouse and 97,149 shares held by investment advisory clients of First Manhattan Co. ("FMC"), as to which FMC and Mr. Stainman, in his capacity as Managing Member of First Manhattan LLC, the sole general partner of FMC, share dispositive and voting power.

(10) Based upon information set forth in Schedule 13G/A filed by Prides Capital Partners, L.L.C. ("Prides") with the SEC on or about July 15, 2005. Kevin
     A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu, the executive officers and directors of Prides, may each be deemed the beneficial owner of 515,233 shares, or 14.88% of the Company's outstanding Common Stock.

(11) Shares owned by the Zankel Fund, a private foundation of which Mr. Zankel acts as trustee and as to which shares Mr. Zankel has sole investment and shared voting power.

(12) Includes 154,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this Proxy Statement.

                        PROPOSAL 1: ELECTION OF DIRECTORS

       A board of eleven directors is to be elected at the Meeting. All of the independent members of the Board have nominated the following persons for election to the Board to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and shall qualify. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares represented by each duly executed and returned proxy will be voted IN FAVOR of the election as directors of the persons named below.

       Each of the persons named below is at present a director of the Company. If for any reason any nominee is not a candidate for election at the Meeting, such proxies will be voted for a substitute nominee and for the others named below. The Board does not anticipate that any nominee will not be a candidate.

                                                Principal Occupation and Position with the              Director
             Name                 Age                              Company                                Since
             ----                 ---                              -------                                -----
Michael Weinstein                  62   Chairman, President and Chief Executive Officer of the            1983
                                        Company
Robert Towers                      58   Executive Vice President, Chief Operating Officer and             1987
                                        Treasurer of the Company
Vincent Pascal                     62   Senior Vice President of the Company                              1985
Paul Gordon                        54   Senior Vice President of the Company                              1996
Marcia Allen                       55   President, Allen & Associates                                     2003
Bruce R. Lewin                     58   President and Director, Continental Hosts, Ltd.                   2000
Steven Shulman                     64   Managing Director, Hampton Group Inc.                             2003
Edward Lowenthal                   61   President, Ackeman Management, LLC                                2004
Arthur Stainman                    63   Senior Managing Director, First Manhattan Co.                     2004
Stephen Novick                     65   Senior Advisor, Andrea and Charles Bronfman Philanthropies        2005
Robert Thomas Zankel               42   Portfolio Manager, Iridian Asset Management LLC                   2005

--------------

Biographical Information

       Michael Weinstein has been the President, Chief Executive Officer and a director of the Company since its inception in January 1983 and was elected Chairman in 2004. During the past five years, Mr. Weinstein has been an officer, director and 25% shareholder of Easy Diners, Inc., a restaurant management company which operated a restaurant in New York City until January 31, 2002. Mr. Weinstein is also a director and 25% shareholder of RSWB Corp. and BSWR Corp. (since April 1998) each of which operates a restaurant in New York City. Mr. Weinstein is also the owner of 24% of the membership interests of each of Dockeast, LLC and Dockwest, LLC, each of which operates a restaurant in New York City. Easy Diners, Inc., RSWB Corp., Dockeast, LLC, Dockwest, LLC and BSWR Corp. are not subsidiaries or affiliates of the Company. Mr. Weinstein spends substantially all of his business time on Company-related matters.

       Robert Towers has been employed by the Company since November 1983 and was elected Vice President, Treasurer and a director in March 1987. Mr. Towers became an Executive Vice President and Chief Operating Officer in April 2001. Mr. Towers is also the Executive Vice President, Treasurer and Secretary of each of the Company's Las Vegas, Nevada subsidiaries.

       Vincent Pascal has been employed by the Company since 1983 and was elected Vice President, Assistant Secretary and a director in 1985. Mr. Pascal became Secretary of the Company in 1994 and a Senior Vice President in 2001.

       Paul Gordon has been employed by the Company since 1983 and was elected as a director in November 1996 and a Senior Vice President in April 2001. Mr. Gordon is the manager of the Company's Las Vegas operations, and is a Senior Vice President of each of the Company's Las Vegas, Nevada subsidiaries. Prior to assuming that role in 1996, Mr. Gordon was the manager of the Company's operations in Washington, D.C. commencing in 1989.

       Marcia Allen was elected a director of the Company in 2003. For the past five years, Ms. Allen has been the President of Allen & Associates Inc., a business and acquisition consulting firm. Also, from December 2001 to August 2002 Ms. Allen served as President and a member of the board of directors of Accesspoint Inc.

       Bruce R. Lewin was elected a director of the Company in February 2000. Mr. Lewin has been the President and a director of Continental Hosts, Ltd since August 2001. He is also a founder and director of Fuze Beverage, LLC. Mr. Lewin was formerly a director of the Bank of Great Neck (in New York), and a former director of the New York City Chapter of the New York State Restaurant Association. He has been owner and President of Bruce R. Lewin Fine Art since 1985.

       Steven Shulman was elected a director of the Company in December 2003. During the past five years, Mr. Shulman has been the managing director of Hampton Group, a company engaged in the business of making private investments. Mr. Shulman also serves as a director of various private companies.

       Arthur Stainman was elected director of the Company in 2004. Mr. Stainman is a senior managing director of First Manhattan Co. of New York City, a money management firm, and has over twenty years experience managing money for high net worth individuals.

       Edward Lowenthal was elected director of the Company in 2004. Mr. Lowenthal has been the President of Ackeman Management, LLC, a real estate investment firm, since April of 2002 and, prior to that, was the President of Wellsford Real Properties, also a real estate investment firm, and predecessor companies, from October 1986 through March 2002. Mr. Lowenthal serves as a director of Omega Healthcare Investors, Inc., Desarrolladora Homex, S.A. de C.V., Wellsford Real Properties and American Campus Communities.

       Stephen Novick was elected director of the Company in 2005. Mr. Novick serves as Senior Advisor for the Andrea and Charles Bronfman Philanthropies, a private family foundation. From 1990 to 2004, Mr. Novick served as Chief Creative Officer of Grey Global Group, an advertising agency. Mr. Novick continues to serve as a consultant for Grey Global Group. He also serves as a member of the Board of Directors of Toll Brothers, Inc.

       Robert Thomas Zankel was elected director of the Company in 2005. Mr. Zankel has been a portfolio manager at Iridian Asset Management LLC, an institutional money management company with over $10 billion under management, since January 2004. From March 1995 to December 2003, Mr. Zankel was an analyst for Iridian Asset Management LLC.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NAMED NOMINEE.

                                 --------------

       All officers of the Company are elected by and serve at the pleasure of the Board. There are no family relationships among any of the directors or executive officers of the Company. The Board has determined that each of the following directors is an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD"): Bruce Lewin, Marcia Allen, Steven Shulman, Edward Lowenthal, Arthur Stainman, Stephen Novick and Robert Thomas Zankel.

Director Compensation

       For the first two quarters of fiscal 2005 the Company paid two $3,750 quarterly installments, representing a quarterly portion of an annual fee of $15,000, to each director who was not an officer of the Company. Effective as of the third quarter of fiscal 2005, Company increased the annual base retainer fee to $22,500 and paid each of the Company's independent directors two $5,625 quarterly installments during the last two quarters of fiscal 2005 in connection with their services as directors. In addition, the independent director who serves as chairman of the Audit Committee of the Board receives an annual retainer fee of $5,000. The independent directors who serve on the Audit, Compensation and Nominating and Corporate Governance Committees, respectively, including the chairman of the Audit Committee, receive $1,000 for each meeting that they attended, effective as of the third quarter of fiscal 2005. The Company reimburses directors for out-of-pocket expenses incurred in connection with attending Board of Director and committee meetings.

Transactions With Related Parties

       In prior years, the Company made loans, primarily in connection with the exercise of stock options, to Robert Towers and Vincent Pascal. Such loans are repayable on demand and bear interest at prime plus one-half percent. During fiscal 2005, the largest amount of indebtedness outstanding at any one time with respect to these loans to Mr. Towers and Mr. Pascal was $286,000 and $23,000, respectively. At January 20, 2006, Mr. Towers was indebted to the Company in the amount of $167,000 with respect to the loans made to him in connection with the exercise of stock options. At January 20, 2006, Mr. Towers was indebted to the Company in the amount $37,000 with respect to certain other executive loans. Such other executive loans are payable on demand and bear interest at the minimum statutory rate. At January 20, 2006, Mr. Pascal was no longer indebted to the Company.

Meetings and Committees of the Board of Directors

       The Board of Directors has delegated various responsibilities and authority to different Board committees as described below. Committees regularly report on their activities and actions to the full Board of Directors. The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. The Board of Directors has appointed only independent directors to such committees. Each committee has a written charter adopted by the Board of Directors under which it operates. Copies of each charter are posted on our website at www.arkrestaurants.com.

       Ms. Allen (Chairperson) and Messrs. Shulman, Lewin, Lowenthal, Novick and Stainman currently serve as members of the Compensation Committee of the Board. The Board of Directors has determined that all of the members of the Compensation Committee are independent under Nasdaq listing standards. The duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, to administer the Company's stock option plan and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. In 2004 the Board adopted a written charter for the Compensation Committee. The Compensation Committee held three meetings in 2005.

       Messrs. Lewin (Chairperson) and Stainman and Ms. Allen currently serve as members of the Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, and engaging the independent auditors, receiving and reviewing the recommendations of the independent auditors, reviewing consolidated financial statements of the Company, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, resolving potential conflicts of interest and reviewing Company's accounting policies. The Board of Directors has determined that all of the members of the Audit Committee are independent under Nasdaq listing standards and each Audit Committee member has sufficient knowledge in financial and accounting matters to serve on the Audit Committee. The Board of Directors has also designated Ms. Allen as an audit committee financial expert as defined by the SEC. The Board of Directors adopted a written charter under which the Audit Committee operates. The Board of Directors reviews and assesses the adequacy of the charter of the Audit Committee on an annual basis. A copy of the charter of the Company's Audit Committee is posted on our website. Copies of the Company's Audit Committee charter are available, free of charge, upon request directed to us at our principal offices, Attention: Robert Towers. The Audit Committee held four meetings during fiscal 2005.

       Messrs. Lowenthal (Chairperson), Shulman, Lewin, Novick and Stainman and Ms. Allen currently serve as members of the Nominating and Corporate Governance Committee of the Board. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent under Nasdaq listing standards. In 2004 the Board adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held two meetings in 2005.

       The duties of the Nominating and Corporate Governance Committee are to recommend to the Board nominees to the Board of Directors and its standing committees. Although the Nominating and Corporate Governance Committee has not established minimum qualifications for director candidates, it will consider, among other factors:

     o    Judgment

     o    Skill

     o    Diversity

     o    Experience with businesses and other organizations of comparable size

     o The interplay of the candidate's experience with the experience of other Board members

     o The extent to which the candidate would be a desirable addition to the Board and any committees of the Board

         The Nominating and Corporate Governance Committee will consider all director candidates recommended by stockholders. Any stockholder who desires to recommend a director candidate may do so in writing, giving each recommended candidate's name, biographical data and qualifications, by mail addressed to the Chairman of the Nominating and Corporate Governance Committee, in care of Ark Restaurants Corp., 85 Fifth Avenue, New York, New York 10003. Members of the Nominating and Corporate Governance Committee will assess potential candidates on a regular basis.

       Independent directors meet at least twice per year without management present.

       During the Company's past fiscal year, the Board held four meetings. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he or she served.

                             EXECUTIVE COMPENSATION

       The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2005, 2004 and 2003 fiscal years, of those persons who were, at October 1, 2005, (i) the President and Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                       Long-Term
                                                                                                      Cmpensation
                                                                       Annual Compensation            Securities
                                                                                        All Other     Underlying
                                                                     Salary   Bonus    Compensation     Options
              Name and Principal Position                     Year     ($)      ($)         ($)           (#)
----------------------------------------------------------    ----   -------  ------   -------------   ---------
Michael Weinstein                                             2005   739,016  48,927                    25,000
   President and Chief Executive                              2004   695,781  55,000                        --
   Officer.................................................   2003   654,721  40,000                        --

Vincent Pascal                                                2005   322,091  21,380                    17,500
   Senior Vice President ..................................   2004   297,683  32,000                        --
            ...............................................   2003   279,056  17,000                        --

Robert Towers                                                 2005   322,671  21,380                    17,500
   Executive Vice President,                                  2004   298,438  32,000                        --
   Chief Operating Officer and Treasurer...................   2003   279,056       --                       --

Paul Gordon                                                   2005   247,784  15,926   118,173(1)       17,500
   Senior Vice President...................................   2004   230,191  13,000   125,429(1)           --
              .............................................   2003   208,716  13,000   136,846(1)           --

Robert Stewart                                                2005   227,346  15,465                    17,500
   Chief Financial Officer.................................   2004   222,761  12,600                        --
          .................................................   2003   210,646       0                        --

--------------

(1) This amount represents commissions of 1% of operating profits of the Las Vegas operations.

                        OPTION GRANTS IN LAST FISCAL YEAR

       The table shown below sets forth information related to options to purchase the Company's Common Stock that were granted in fiscal year 2005 to those persons who were, at October 1, 2005, (i) the President and Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company.

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                            Price Appreciation
                                           Individual Grants                                  Option Term (2)
----------------------------------------------------------------------------------------------------------------
                                                  Percent of
                                                    Total
                                    Number of      Options
                                    Securities    Granted to
                                    Underlying    Employees   Exercise
                                     Options      In Fiscal     Price      Expiration
             Name (1)               Granted(#)       Year       ($/Sh)         Date            5%($)       10%($)
----------------------------------------------------------------------------------------------------------------
Michael Weinstein...................  25,000        12.9%      $29.60   December 20, 2014    331,073     527,178
Vincent Pascal......................  17,500         9.0%      $29.60   December 20, 2014    231,751     369,025
Robert Towers.......................  17,500         9.0%      $29.60   December 20, 2014    231,751     369,025
Paul Gordon.........................  17,500         9.0%      $29.60   December 20, 2014    231,751     369,025
Robert Stewart......................  17,500         9.0%      $29.60   December 20, 2014    231,751     369,025

--------------

(1) Each option granted in fiscal year 2005 vests 50% on December 20, 2005 and 50% on December 20, 2006.

(2) Potential realizable value represents hypothetical gains that could be achieved for the options if the options were exercised at the end of the option term assuming that the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL-YEAR END OPTION VALUES

       The table shown below sets forth certain information for the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company (i) with respect to option exercises during fiscal 2005 and (ii) at October 1, 2005, with respect to unexercised options to purchase shares of the Company's Common Stock under the Company's 1996 and 2004 Stock Option Plan.

                                        Shares      Value     Number of Securities         Value of Unexercised
                                     Acquired on  Realized   Underlying Unexercised       In-The-Money Options at
               Name                   Exercise(#)   ($)   Options at Fiscal Year-End (#)  Fiscal Year-End ($) (1)
               ----                   -----------   ---   ------------------------------  -----------------------
                                                           Exercisable   Unexercisable  Exercisable   Unexercisable
                                                           -----------   -------------  -----------   -------------
Michael Weinstein..................      None        --      111,500         12,500     $2,469,060          --
Vincent Pascal.....................     30,000    $483,790     8,750          8,750          --             --
Robert Towers......................     26,000    $315,477     8,750          8,750          --             --
Paul Gordon........................      8,000    $230,315    16,750          8,750      $ 199,520          --
Robert Stewart.....................      None        --        8,750          8,750          --             --

--------------

(1) Based on the closing sale price of $31.24 per share on the NASDAQ/National Market System of the Company's Common Stock on September 30, 2005, less the exercise price payable for the shares.

Stock Option Plan

       The Company's 2004 Stock Option Plan (the "Plan"), as amended, is the only equity compensation plan currently in effect and it was approved by the shareholders. The Plan permits the Company to grant options to purchase up to 450,000 shares of the Company's common stock. These options may be granted as incentive stock options, designed to meet the requirements of Section 422 of the Internal Revenue Code, or they may be "non-qualified" options that do not meet the requirements of that section.

       The purpose of the Plan is to encourage stock ownership by the employees, directors, officers, independent contractors and advisors of the Company and its subsidiaries and thereby enhance their proprietary interest in the Company. The Compensation Committee determines which of the eligible directors, officers, employees, consultants and advisors receive stock options, the terms of the options, including applicable vesting periods, the number of shares for which options are granted, and the manner in which options may be exercised. The Compensation Committee also determines the exercise price of each option. With respect to incentive stock options, the option price may not be less than 100% of the fair market value on the date of the grant; with respect to non-qualified stock options, the exercise price may not be less than 85% of the fair market value on the date of the grant. In making such determinations, the Compensation Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as Compensation Committee deems relevant.

       The Company, with the approval of the shareholders, terminated the 1996 Stock Option Plan. This action terminated the 257,000 authorized but unissued options under the plan but it did not affect any of the options previously issued under the plan.

                      EQUITY COMPENSATION PLAN INFORMATION

       The following is a summary of the securities issued under the 1996 Option Plan and issued and authorized for issuance under the 2004 Stock Option Plan at October 1, 2005:

---------------------------------------------------------------------------------------------------------------------------
Plan Category                                          (a) Number of
                                                       securities to be   (b) Weighted-         (c) Number of securities
                                                       issued upon        average exericse      remaining available for
                                                       exercise of        price of              future issuance unde equity
                                                       outstanding        outstanding           compensation plans
                                                       options, warrants  options, warrants     (excluding securities
                                                       and rights         and rights            reflected in column (a))
---------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
  shareholders(1)                                          301,000           $21.32                      256,000
---------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved by
  shareholders(2)                                             None              N/A                         None
---------------------------------------------------------------------------------------------------------------------------
Total                                                      301,000           $21.32                      256,000
---------------------------------------------------------------------------------------------------------------------------

       The average exercise price of outstanding options, at October 2, 2004, was approximately $6.30 per share. Of the 178,000 options outstanding on October 2, 2004, 156,000 were held by the Company's officers and directors.

(1) The 2004 Stock Option Plan, which was approved by shareholders, is the Company's only equity compensation plan currently in effect. As of October 1, 2005, 194,000 shares had been issued under the 2004 Stock Option Plan and 107,000 shares remain outstanding under the 1996 Stock Option Plan. The Company, with the approval of the shareholders, terminated the 1996 Stock Option Plan. This action terminated the 257,000 authorized but unissued options under the plan but it did not affect any of the options previously issued under the plan.

(2) The Company has no equity compensation plan that was not approved by shareholders.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

       The graph set forth below compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock for the five-year period commencing September 29, 2000 and ending October 1, 2005 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes a $100 investment in the Company's Common Stock and in each index on September 29, 2000 and that all dividends paid by companies included in each index were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG ARK RESTAURANTS CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP


                               [PERFORMANCE CHART]


*$100 invested on 9/29/00 in stock or index-including reinvestment of dividends. Index calculated on month-end basis.

                                                                           Cumulative Total Return
                                                   -------------------------------------------------------------------------
                                                       9/29/00     9/29/01     9/28/02     9/27/03      10/2/04     10/1/05
ARK RESTAURANTS CORP.                                   100.00       77.74       74.56      123.10       294.64      339.98
NASDAQ STOCK MARKET (U.S.)                              100.00       40.72       32.86       50.65        53.68       60.97
PEER GROUP                                              100.00       99.10       96.63      115.24       144.84      163.30

       The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                      REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION (1)

       The Compensation Committee, consisting of Messrs. Shulman, Lewin, Lowenthal, Novick and Stainman and Ms. Allen, determines the compensation of the President and sets policies for and reviews with the President the compensation awarded to the other principal executives.

       The Company's current executive officers consist of the President, Michael Weinstein, and Messrs. Pascal, Towers, Gordon and Stewart. The three elements of their compensation have been salary, bonus and stock options.

       The President is the founder, Chairman and Chief Executive Officer of the Company. He owns over 1,000,000 shares of Company stock (including exercisable options), approximately 30.6% of the outstanding shares. The Compensation Committee believes he is substantially motivated, both by reason of stock ownership and commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance.

       The President's annual salary was increased from $654,721 in fiscal 2003, to $695,781 in fiscal 2004 and $738,075 in fiscal 2005. The President was also paid a bonus of $40,000 in fiscal 2003, $55,000 in fiscal 2004 and $48,927 in fiscal 2005. In December 2001, he received an option to purchase 99,000 shares of Common Stock, and in December 2004 he received an option to purchase an additional 25,000 shares of Common Stock. The Compensation Committee believes the compensation paid to the President to be comparable or less than that generally paid to chief executive officers at comparable companies.

       The Compensation Committee relies extensively on the views of the President in determining salaries paid to Messrs. Pascal, Towers, Gordon and Stewart. Their salary levels are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size and also reflect assessments of past performance and expectations concerning future contributions to the Company and its business.

       It is through the use of stock options that the Company has endeavored to relate corporate performance and compensation of the executives other than Mr. Weinstein. The Board believes that stock ownership is a major incentive in building shareholder wealth and aligning the interests of employees and shareholders. In April 1999, Messrs. Pascal, Towers and Gordon each received options to purchase 15,000 shares of Common Stock. In December 2001, Messrs. Towers and Pascal each received options to purchase 30,000 shares of Common Stock, and Mr. Gordon received options to purchase 32,000 shares. December 2004, Messrs. Towers, Pascal, Gordon and Stewart each received options to purchase 17,500 shares of Common Stock.

       All options granted were granted at an exercise price equal to the market price on the date of grant.

       This report is respectfully submitted by the Compensation Committee of the Board of Directors.

       Bruce R. Lewin, Steven Shulman, Edward Lowenthal, Arthur Stainman, Stephen Novick and Marcia Allen.

-----------------

(1) The material in this report is not "soliciting material," and is not deemed filed with the Securities and Exchange Commission, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

       No member of the Company's Compensation Committee is an employee or officer of the Company. No officer, director or other person had any interlock relationship required to be disclosed in this proxy statement.

         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Audit Committee has recommended, and the Board of Directors has approved, the appointment of J.H. Cohn LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending September 30, 2006. It is proposed that shareholders ratify the appointment by the Board of J.H. Cohn LLP as independent auditors for the Company for the fiscal year ending September 30, 2006. The Company expects representatives of J.H. Cohn LLP to be present at the Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be accorded an opportunity at such time to make such statements as they may desire.

       Approval by the shareholders of the appointment of independent auditors is not required, but the Board deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the meeting do not approve the appointment of J.H. Cohn LLP, the selection of independent auditors will be reconsidered by the Board.

       THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

Audit and Non-Audit Fees

       During fiscal 2004 and 2005, J.H. Cohn LLP served as independent auditors for the Company. The following table presents fees for professional audit services rendered by J.H. Cohn LLP for the audit of the Company's annual financial statements for the years ended October 2, 2004 and October 1, 2005, and fees for other services rendered by J.H. Cohn LLP during those periods.

                                                                                            2005       2004
                                                                                            ----       ----
Audit Fees.............................................................................   $355,000   $195,000
Audit Related Fees.....................................................................     12,185     11,540
Tax Fees...............................................................................     42,800     46,500
Total..................................................................................   $409,985   $252,540


       Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the Company's consolidated financial statements and the quarterly reviews of financial statements included in the Company's Forms 10-Q.

       Audit Related Fees. Audit related services include fees for SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits, business acquisitions, and assessment of risk management controls in connection with the implementation of
Section 404 of the Sarbanes-Oxley Act of 2002.

       Tax Fees. Tax services include fees for tax compliance, tax advice and tax planning.

       The Audit Committee considers whether the provision of these services is compatible with maintaining the auditor's independence, and has determined such services for fiscal 2005 and 2004 were compatible.

       The Company has been advised by J.H. Cohn LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

       The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

       On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

       Audit--Annual audit fees relate to services rendered in connection with the audit of the Company's consolidated financial statements and the quarterly reviews of financial statements included in the Company's Forms 10-Q.

       Audit Related Services--Audit related services include fees for SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits, and business acquisitions.

       Tax--Tax services include fees for tax compliance, tax advice and tax planning.

                           AUDIT COMMITTEE REPORT (1)

The following report is not deemed to be "soliciting material" or to be "filed` with the SEC or subject to the SEC's proxy rules or to the liabilities of
Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

       The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the adopted Audit Committee Charter through a formal written report dated and executed as of December 31, 2005. A copy of that report is set forth below.

December 31, 2005

The Board of Directors
Ark Restaurants Corp.

Fellow Directors:

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation's financial reporting process. The Audit Committee conducted its oversight activities for Ark Restaurants Corp. and subsidiaries ("Ark") in accordance with the duties and responsibilities outlined in the audit committee charter. The Audit Committee annually reviews the NASD standard of independence for audit committees and its most recent review determined that the committee meets that standard.

Ark management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Corporation's independent auditors, J.H. Cohn LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the Unites States of America.

The Audit Committee, with the assistance and support of the Chief Financial Officer of Ark, has fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter and has provided adequate and appropriate independent oversight and monitoring of Ark's systems of internal control for the fiscal year ended October 1, 2005.

These activities included, but were not limited to, the following significant accomplishments during the fiscal year ended October 1, 2005:

o Reviewed and discussed the audited financial statements with management and the external auditors.

o Received written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

In reliance on the Committee's review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in Ark's Annual Report on Form 10-K for the fiscal year ended October 1, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ark Restaurants Corp. Audit Committee

Bruce Lewin, Arthur Stainman and Marcia Allen

-------------------

(1) The material in this report is not "soliciting material," and is not deemed filed with the Securities and Exchange Commission, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ/National Market System. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2005.

                                VOTING PROCEDURES

       Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on the selection of independent auditors (Proposal 2), abstentions will not be considered as present and voting with respect to that specific proposal.

       Under the rules of the National Association of Securities Dealers (NASD), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors, the selection of independent auditors and other routine matters. With respect to other matters, brokers do not have authority under NASD rules to vote on their own initiative unless they have received instructions from beneficial owners. This is commonly referred to as a "broker non-vote."

                              SHAREHOLDER PROPOSALS

       As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for shareholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

       Shareholders wishing to present proposals to be considered for inclusion in the Company's proxy statement for the 2007 shareholders meeting are to deliver the proposals so they are received by the Company by no later than September 28, 2006, at Ark Restaurants Corp., Attention Treasurer, 85 Fifth Avenue, New York, NY 10003. The proposals must be submitted in accordance with all applicable rules and regulations of the Securities and Exchange Commission.

       Stockholder communications may be submitted at any time in writing to:
Robert Towers, Executive Vice President, Ark Restaurants Corp., 85 Fifth Avenue, New York, NY 10003. Stockholder communications are communications from any stockholder to the Board of Directors, any Committee or any director on matters that relate reasonably to their respective duties and responsibilities.

                                  ANNUAL REPORT

       The 2005 Annual Report of the Company, including financial statements, is being mailed together with this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy on or about February 9, 2006 to each shareholder of record.

                                  OTHER MATTERS

       THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 1, 2005, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S SHAREHOLDERS OF RECORD ON FEBRUARY 6, 2006 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 85 FIFTH AVENUE, NEW YORK, NEW YORK 10003, ATTENTION: ROBERT TOWERS, TREASURER. REQUESTS FROM BENEFICIAL SHAREHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

       IT IS IMPORTANT THAT THE ACCOMPANYING PROXY BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                       MANNER AND EXPENSES OF SOLICITATION

       The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone, or telegraph but they will not receive additional compensation for such services. The Company may also retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of the Common Stock in their names will be requested by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out-of-pocket expenses incurred in respect thereto.


                                      ARK RESTAURANTS CORP.

                                      By Order of the Board of Directors,

                                      Michael P. Buck
                                      Secretary and General Counsel

New York, New York
February 9, 2006

                                                                      Appendix 1

                              ARK RESTAURANTS CORP.

                    Proxy Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders

                                 March 22, 2006

         THE UNDERSIGNED, revoking all previous proxies, hereby appoints MICHAEL WEINSTEIN, ROBERT TOWERS and VINCENT PASCAL, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ARK RESTAURANTS CORP. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 22, 2006 at 10:00 A.M. local time at Bryant Park Grill, located at 25 West 40th Street, New York, New York, and at all adjournments thereof.

[ ]      --------------             ------
         ACCOUNT NUMBER             COMMON

(1)      Election of a board of eleven directors

                                                         WITHHOLD
         NOMINEE                        VOTE FOR         AUTHORITY TO VOTE FOR
         -------                        --------         ---------------------
         Michael Weinstein              [ ]              [ ]
         Steven Shulman                 [ ]              [ ]
         Robert Towers                  [ ]              [ ]
         Marcia Allen                   [ ]              [ ]
         Paul Gordon                    [ ]              [ ]
         Bruce R. Lewin                 [ ]              [ ]
         Edward Lowenthal               [ ]              [ ]
         Vincent Pascal                 [ ]              [ ]
         Arthur Stainman                [ ]              [ ]
         Stephen Novick                 [ ]              [ ]
         Robert Thomas Zankel           [ ]              [ ]

                                                              (See reverse side)

(2) Ratification of the appointment of J.H. Cohn LLP as independent auditors for the 2006 fiscal year.

                FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS.

                              Dated: __________________________, 2006


                              _______________________________________
                                     (Signature)


                              _______________________________________
                                     (Signature)

                              NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.


NOTE: PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                       2